Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT, IF PUBLICLY DISCLOSED.

GAME LICENSE AGREEMENT

This GAME LICENSE AGREEMENT (including all exhibits attached hereto, this “Agreement”), dated as of March 7, 2018 (the “Effective Date”), is entered into by and between DoubleU Games Co., Ltd. (“Licensor”), and The8Games Co., Ltd.(“Licensee”). Each of Licensor and Licensee are sometimes referred to herein as a “Party” and, collectively, as the “Parties.”; and

WHEREAS, subject to the terms and conditions of this Agreement, Licensor is willing to grant to Licensee, and Licensee is willing to obtain from Licensor, licenses including a license to develop and distribute the sequels of Licensed Games (“Sequels”) for the field of Social Online Game.

NOW, THEREFORE, to stipulate the rights and obligations of the Parties, Licensor and Licensee do hereby agree as follows:

1. DEFINITIONS. Terms used in this Agreement shall have the meanings ascribed to them or referenced in Exhibit A attached hereto.

2. OWNERSHIP.

(a) Licensor has and will continue to retain all right, title and interest in and to the Licensed Games.

(b) Licensee will retain all right, title and interest in and to the Sequels developed by Licensee.

3. COUNCIL.

(i) Managers. The Parties will each designate a manager who will be primarily responsible for such Party’s activities and obligations under this Agreement. Each Party may replace such Party’s relationship manager at any time with notice to the other Party.

(ii) Meetings. During the Term, the Parties (including the managers) will meet (in person or telephonically) to address key issues, including distribution, technical issues, and selection of Licensed Games.

4. LICENSE.

(a) Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license to (i) service and distribute Licensed Games; (ii) develop, service and distribute each Sequel of Licensed Games.

(b) Sublicense. Subject to the terms and conditions herein, Licensee may sublicense the rights granted under Section 4(a).

(c) Term of License. Unless this Agreement is terminated earlier in accordance with the provisions hereof, the term of the license granted hereunder will commence on the Effective Date and will continue during the Term.

5. COMPENSATION.

(a) License Fee. In consideration of the license granted hereunder, Licensee will pay to Licensor a license fee equal to [**] of the Net Sales of any Licensed Game or Sequel accrued during each calendar month after the date of commercial launch of a Licensed Game or a Sequel, served by Licensee (or the third party who concluded the sublicense agreement with Licensee) (the “License Fee”). The License Fee may be adjusted by written agreement signed by the Parties.

(b) Statements. On or before the fifteenth (15th) day of each calendar month, Licensee will furnish to Licensor a reasonably complete and accurate statement of sales of each Licensed Game and Sequel for the preceding month, on the form requested by the Licensor.

(c) Payment. The License Fee will be due on the thirtieth (30th) day following the end of each calendar month in which the Net Sales pursuant to Section 5(a) is collected by Licensee. The method of payment of the License Fee will be separately agreed by the Parties.

6. LICENSEE’S OBLIGATIONS.

(a) Licensee will use its best efforts to ensure that Licensee or a third party does not infringe Licensor’s intellectual property.

(b) Licensee will comply with all laws and regulations applicable to the service, use, promotion, distribution and marketing of the Licensed Game.

(c) Licensee shall exempt Licensor’s liability from all kinds of damages, costs or liabilities, including reasonable attorneys’ fees arising from a breach of Section 6(a) or Section 6(b), and shall pay Licensor the amount of the damages for the damage compensation.

7. CONFIDENTIALITY.

(a) Each Party acknowledges that, from time to time, it may receive information from or regarding the other Party (each, a “Disclosing Party”) in the nature of trade secrets or that otherwise is confidential, the release or disclosure of which could be damaging to the other Party or Persons with which it does business (“Confidential Information”).

(b) Each Party receiving any Confidential Information (each, a “Receiving Party”) shall use any Confidential Information it receives solely for the purposes set forth in this Agreement, and hold it in strict confidence with the same degree of care as it uses to avoid unauthorized use, disclosure, publication or dissemination of its own confidential information of a similar nature, but in no event less than a reasonable degree of care; provided that a Receiving Party may disclose such Confidential Information to any employee, independent contractor or professional advisor of such Receiving Party that agrees to abide by confidentiality restrictions at least as restrictive as contained in this Section 7; provided, further, that a Receiving Party may disclose such Confidential Information to the extent required by any legal, accounting or regulatory requirements (including the requirements of any securities exchange) or in connection with enforcing its rights under this Agreement.

(c) The confidentiality restrictions in this Section 7 shall not apply to any Confidential Information as to which the Receiving Party can demonstrate that such Confidential Information: (i) is or became public knowledge through no action of such Receiving Party, officers, directors, representatives or agents in violation of this Agreement; (ii) has been provided to such Receiving Party without restriction by an independent third party who has not, directly or indirectly, received such Confidential Information from such Receiving Party; (iii) was properly in the possession of such Receiving Party prior to the time of receipt of such Confidential Information; (iv) is required to be disclosed by law, regulation or court order (provided that such Receiving Party shall notify the Disclosing Party promptly of any request for that Confidential Information, before disclosing it if practicable); or (v) was developed independently by such Receiving Party in the course of work by employees or other agents of such Receiving Party without use of such Confidential Information.

8. TERM.

(a) Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect, unless terminated by either Party with thirty (30) days’ prior written notice to the other Party or as provided in Section 8(b) or 8(c) (the “Term”).

(b) Termination by Licensor.

(i) Licensor will have the right, in its sole discretion, to terminate this Agreement immediately upon written notice to Licensee if at any time: (A) Licensee becomes insolvent, (B) a petition in bankruptcy or for reorganization is filed by or against Licensee, or if any insolvency or similar proceedings are instituted by or against Licensee under any state, federal or international law.

(ii) If Licensee breaches any material obligation under this Agreement during the Term, Licensor will have the right to terminate this Agreement upon written notice, which termination will become effective (A) thirty (30) days from notice to Licensee for any failure to pay if Licensee has not cured the violation within such thirty (30) day period; or (B) ninety (90) days from notice of termination for other reason.

(c) Termination by Licensee. If Licensor breaches any material obligation under this Agreement during the Term, Licensee will have the right to terminate this Agreement upon written notice, which termination will become effective ninety (90) days from notice of termination if Licensor has not cured the violation.

(d) Effect of Termination.

(i) Upon termination of this Agreement all License Fees accrued during the Term on sales made before the effective date of termination will become immediately due and payable by Licensee.

(ii) Sections 1 and 5 through 16 shall survive the termination of this Agreement.

9. EXEMPTION FOR NONPERFORMANCE. Neither Party shall be liable to the other for any default or delay in the performance of any of its obligations under this Agreement (other than nonpayment) if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions, acts of terror, revolutions, riots or civil disorder; accidents or unavoidable casualties; interruptions in third party transportation; supply shortages; laws, treaties, agreements, actions, inactions, rulings, regulations, decisions or requirements or any Governmental Authority; or any other cause, whether similar or dissimilar to those enumerated herein, beyond such Party’s reasonable control (herein any such event to be referred to as a “Force Majeure Event”); provided that the Party affected by such event will immediately begin or resume performance as soon as practicable after the event has abated. In such event, the non-performing Party shall promptly notify the other Party in writing of the occurrence of the Force Majeure Event and take all reasonable steps to mitigate the delay caused by the Force Majeure Event.

10. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified only by written agreement signed by the Parties.

11. ENTIRE AGREEMENT. This Agreement and the schedules and exhibits attached hereto embody the entire understanding and agreement between the Parties and supersede any prior understanding and agreement by or between the Parties, written or oral, relating to the subject matter hereof.

12. INJUNCTIVE AND OTHER RELIEF. Each Party acknowledges and agrees on behalf of itself that the rights afforded herein are unique and that any violation of this Agreement may cause irreparable injury to the non-breaching Party for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Party expressly agrees that, in addition to any other remedies which the non-breaching Party may have, the non-breaching Party will be entitled to seek injunctive or other equitable relief for any breach or threatened breach of any term, provision or covenant of this Agreement by the breaching Party.

13. GOVERNING LAW. This Agreement shall construed in accordance with, and all the rights, powers and liabilities of the Parties hereunder shall be governed by the laws of Korea.

14. DISPUTE RESOLUTION. Any dispute arising out of or in connection with this Agreement shall be finally settled by arbitration in Seoul in accordance with the Arbitration Rules of the Korean Commercial Arbitration Board.

15. SEVERABILITY. If any provision(s) of this Agreement is adjudicated by a court of competent jurisdiction to be unlawful, unenforceable, invalid, and/or unconscionable, that provision(s) will be deemed restated in accordance with applicable law, to reflect as nearly as possible the original intentions of the Parties, and the remainder of the Agreement will remain in full force and effect.

16. SIGNATURES. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or delivered by electronic mail (a “pdf file”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

{seal page follows}

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the Effective Date.

DOUBLEU GAMES CO., LTD.

Representative Director Kim Ga-rham (Sealed)

THE8GAMES CO., LTD.

Joint Representative Director Kim Young-uk (Sealed)

Joint Representative Director Won Yong-joon (Sealed)

5

EXHIBIT A

DEFINITIONS

(a) “Governmental Authority” means any federal, state, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

(b) “Gross Sales” means all revenue, royalties, fees or other consideration generated by Licensee (or the third party who concluded the sublicense agreement with Licensee) from marketing, advertising, sale, distribution, license, commercial use or exploitation of any License Game or Sequel.

(c) “Licensed Games” means any social casino game served through Licensor’s DoubleU Casino and TAKE5 Slots during the term of the Agreement.

(d) “Net Sales” means Gross Sales, less only hosting fees and platform fees actually paid.

(e) “Social Online Game” means an online, interactive, non-cash based, free to play (non-gambling and non-lottery) version of a Casino Game. Social Online Games shall not include:

any game (whether casino, skill, sports or otherwise) that involves gambling or wagering of cash, tangible goods or other consideration or where the virtual currency can be sold, bartered or transferred to a Third Party, or used to acquire any other goods, services or any item of value other than additional use of the game;